VARSITY SPIRIT CORPORATION
                                                                   EXHIBIT 10(A)

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT (the "Agreement"), entered into as of the 15th day of May 1996, by and between UNITED SPECIAL EVENTS, INC., a
California corporation ("Seller"), and MICHAEL J. OLMSTEAD, an individual
(the "Stockholder"), on the one hand, and VARSITY USA, INC., a Tennessee corporation ("Buyer"), and VARSITY SPIRIT CORPORATION, a Tennessee corporation ("Parent"), on the other hand.


                                  WITNESSETH:

         WHEREAS, Seller is the owner and operator of a business engaged in (i) the organization and operation of camps and clinics for cheerleaders, dance teams, songleaders, drill teams, drum majors, color guards and mascots, and their choreographers, coaches and faculty advisors (such groups being referred to herein as "Spirit Groups" and such camps being referred to herein as "Spirit Camps"), (ii) the organization and operation of competitions and other special events for Spirit Groups, including travel programs and tours for Spirit Groups ("Spirit Events"), and (iii) the designing, marketing, distribution and sale of uniforms, accessories and other goods selected for Spirit Groups (the "Uniform Business" and collectively with Spirit Camps and Spirit Events, the "Business");

         WHEREAS, the Stockholder is the owner of all of the issued and outstanding capital stock of Seller;

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets utilized in the conduct of the Business, upon the terms and conditions contained herein;

         WHEREAS, Seller is also engaged in a business consisting of (i) the organization, production and marketing of special events (the "Special Event Business"), including, without limitation, pre-game or intermission shows and similar other forms of entertainment in connection with sporting events, corporate events, civic celebrations, multi-media productions, festivals, fairs, parades and stage productions and the operation of such Special Event Business may include music production, video production, show design, field charting, show direction and event management and (ii) the production and management of cheerleader and dance teams or professional sports teams (the "Pro Cheerleader Business" and together with the Special Event Business, the "Retained Business"), which Retained Business is not being acquired by Buyer and will continue to be operated by Seller subsequent to the consummation of the transactions contemplated hereby;

         WHEREAS, in connection with the purchase of assets of the Business, Buyer desires to obtain the covenant not-to-compete of Seller and Stockholder and Seller and Stockholder desire to

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

enter into a covenant not-to-compete upon the terms and conditions contained herein; and

         WHEREAS, in connection with the execution of this Agreement, Buyer and Stockholder are entering into a Services Agreement and Buyer is entering into Employment Agreements with certain other of Seller's employees.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

         1.      Assets Sold and Purchased.   At the Closing on the
Closing Date (as such terms are hereinafter defined), Seller shall, and Stockholder shall cause Seller to, convey, sell, assign, transfer and deliver to Buyer, free and clear of all liens, claims and encumbrances except as specifically permitted herein, all of the Seller's right, title and interest in and to all assets utilized in the conduct of the Business, including without limitation, those assets related to the Business listed on the balance sheet of Seller dated September 30, 1995 (the "1995 Balance Sheet") attached hereto as Annex A and all assets acquired by Seller, or which otherwise arose, in the ordinary course of the Business since September 30, 1995, but excluding those assets disposed of by Seller in the ordinary course of the Business since September 30, 1995 and the Excluded Assets identified in
Section 2 hereof (the "Purchased Assets"). The Purchased Assets include, without limitation, the following:

                 (a) The equipment, furniture, signs and trade fixtures used in the Business and listed on Annex B hereto;

                 (b) The inventory of merchandise, office and other goods and supplies that are held for use or consumption in the Business and listed on Annex C hereto (the "Inventory");

                 (c) The following current assets of Seller: cash on hand or on deposit in or with financial institutions relating to the Business, accounts receivable relating to the Business, employee advances relating to the Business, prepaid expenses relating to the Business, all camp deposits, and security deposits relating to the Business;

                 (d) Any contract with any camp participant, any supplier of Seller or any university or other school at which Seller conducts cheerleader or spirit camps, each to the extent such contract was entered into in the ordinary course of the Business and is not fulfilled by the camp participant, supplier or university or other school on the Closing Date; and

                 (e) The Seller's rights to the name "United Spirit Association" and the acronym "USA" (and all variations and expansions thereof and logos used in connection therewith, except for "USA Productions," which neither Seller nor Buyer shall use or claim any right to use after the Closing) and all other copyrights, trademarks, services marks and trade names identified on Schedule 7(w) hereto, whether used by Seller in the Business, as part of its corporate name or otherwise, and all goodwill, trade names, trademarks, customer lists, franchises, books and records, business accounts, licenses, authorizations, permits, telephone

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VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         numbers and other proprietary information or intellectual property relating to the Business, including but not limited to all rights and interests of Seller in any and all spirit industry trade groups.

         2. Excluded Assets. The Seller shall not sell to Buyer and the Buyer shall not purchase from Seller (a) Seller's minute books, stock books and federal, state, local and foreign tax returns which Seller is required to retain (the "Records"), provided, however, that complete copies of such Records shall be provided to Buyer at or prior to the Closing; and (b) any and all assets used by Seller in the operation of its Retained Business and agreed by Buyer and Seller at or prior to the Closing to be properly attributable to the Retained Business (the "Excluded Assets").

         3. Assumption of Liabilities. Buyer is not assuming any liabilities or obligations of Seller or Stockholder (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted, and including without limitation any liability arising out of or from the claims, actions, suits and proceedings identified on
Schedule 7(h) hereto or arising under any loan or advance to Seller from Olmstead or any agreement between Seller and Olmstead identified on Schedule 7(q) hereto), except for the following current liabilities of Seller to the extent they are of the same general nature as those reflected on the 1995 Balance Sheet: accounts payable relating to: (i) facilities, meals and conference center charges incurred in connection with the operation of camps in 1995 and (ii) the Business insofar as such payables are of a type and amount customarily incurred in preparation for the immediately upcoming summer camp season; commissions and bonuses payable relating to the Business; sixty percent (60%) of Seller's total general and administrative expenses payable; one hundred percent (100%) of Seller's accrued but unpaid vacation time and other employee benefits relating to the Business; one hundred percent (100%) of Seller's refundable customer deposits relating to the Business; one hundred percent (100%) of those amounts (i) outstanding under the $700,000 line of credit maintained with Silicon Valley Bank and (ii) outstanding under the $50,000 term note maintained with Silicon Valley Bank relating to the purchase of computer equipment, but only to the extent those amounts were incurred solely to discharge obligations or commitments of the Business (together, the "Assumed Secured Liabilities") and sixty percent (60%) of any amount outstanding under the $700,000 line of credit that relate to Seller's general and administrative expenses (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall not include any liability or obligation of Seller or Stockholder (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) (a) relating to any Welfare Plan or Pension Plan of Seller (as such terms are defined herein),
(b) relating to any federal, state, local or foreign individual, corporate or local income tax or any property, sales or other tax, or (c) arising under any statute, law, rule, regulation or ruling relating to the conduct or operation of the Business, the Retained Business or any other activities of Seller prior to the Closing Date, including those relating to environmental, health and safety matters.

         4. Purchase Price. Subject to the adjustment described in Section 5, the aggregate consideration payable to Seller and Stockholder (the "Purchase Price") shall be One Million Nine Hundred Fifty Thousand Dollars ($1,950,000.00) plus the assumption of the Assumed Liabilities.

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VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         5. Payment of Purchase Price. The Purchase Price shall be payable as follows:

                 (a) One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) minus the aggregate dollar amount on the Closing Date of all indebtedness or other liabilities not included as part of the Assumed Liabilities that are secured by or otherwise encumber the Purchased Assets (the "Unassumed Secured Liabilities") shall be payable at Closing by delivery by Buyer of a bank wire transfer of immediately available funds to such account or accounts designated by Seller; and

                 (b) The full amount of the Unassumed Secured Liabilities shall be payable at Closing by delivery by Buyer of a bank wire transfer of immediately available funds to such account or accounts designated by the person(s) to whom the Unassumed Secured Liabilities are then owed;

                 (c) The full amount of the Assumed Secured Liabilities shall be payable at Closing by delivery by Buyer of a bank wire transfer of immediately available funds to Silicon Valley Bank for allocation to the line of credit and the term note, respectively; and

                 (d) Delivery by Buyer at Closing of an unsecured promissory note in the aggregate principal amount of Six Hundred Thousand Dollars ($600,000.00) (the "Note") made payable to the order of Seller, which Note shall be reduced in principal amount by the product of $100 times any decrease from 1995 to 1996 in the number of summer camp enrollees at camps operated in connection with the Business; provided, however, that the principal amount of the Note shall in no event be reduced by an amount greater than Three Hundred Thousand Dollars ($300,000.00). For purposes of this calculation, the number of enrollees in 1995 was 22,551 and the number of enrollees for 1996 shall be determined as of September 30, 1996 by Buyer in a manner consistent with the method used to determine the 1995 figure; provided, however, that Buyer shall (i) disclose the number to Seller and Stockholder before any adjustment occurs and adjust the figure in good faith based upon Seller's and Stockholder's input and (ii) at all times comply with the terms of Section 10(a) and Section 25 of this Agreement. The Note shall be in the form attached hereto as Annex D.

         6.      Closing.   The consummation of the transactions
contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., on July 11, 1996 (the "Closing Date"), at the offices of Ferrari, Olsen, Ottoboni & Bebb, San Jose, California, or at such earlier or later time or date and such other place as the parties may agree. Notwithstanding the Closing Date provided for above the parties hereto acknowledge their mutual intent to effect the Closing as early as practicable after all the conditions set forth in Section 11 and Section 12 hereof are satisfied. The effective time of the transfer of legal title to the Purchased Assets and the assumption of the Assumed Liabilities shall be as of the close of business on the Closing Date. Except as otherwise provided herein, either party may terminate this Agreement in its entirety if the Closing does not occur on or before July 31, 1996.

         7. Representations and Warranties of Seller and Stockholder. Seller and Stockholder,

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

jointly and severally, represent and warrant to Buyer that the following are true and correct:

                 (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate powers to own (or hold under lease or license) its properties and assets and to carry on the Business as now conducted. Seller is qualified to transact business in each jurisdiction in which such qualification is necessary, which jurisdictions are set forth in Schedule 7(a) attached hereto. Stockholder is the sole record and beneficial owner of the issued and outstanding capital stock of Seller and, except as set forth in
         Schedule 7(a) attached hereto, no third party has any rights to buy the stock or assets of Seller, including first refusal, option or similar rights.

                 (b) Seller and Stockholder, as applicable, each have full power and authority to execute, deliver and perform this Agreement and all other documents and agreements contemplated herein and have taken all action required by law, the charter or bylaws of Seller or otherwise, to authorize the execution and delivery of this Agreement and all other documents and agreements contemplated herein and to consummate the transactions contemplated hereby and thereby.

                 (c) Seller neither owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other corporation, organization or entity of any nature whatsoever.

                 (d) This Agreement and all other documents and agreements contemplated herein constitute the valid and binding agreements of Seller and Stockholder, as applicable, enforceable against them in accordance with their terms.

                 (e)      Except as specifically identified on Schedule
         7(e) hereto, the execution and delivery of this Agreement and all other documents and agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby will not violate any provision of, or result in the breach of, or accelerate or permit the acceleration of any obligation relating to the Business or the Purchased Assets, or result in the creation of any lien, claim or encumbrance thereon under any applicable law, rule or regulation (including but not limited to any Bulk Sales laws) of any governmental body having jurisdiction, court order, the charter or bylaws of Seller, any agreement to which either Seller or Stockholder is a party or by which either of them may be bound, or any order, judgment or decree applicable to either of them.

                 (f) Seller has and shall deliver to Buyer at Closing good and marketable title to the Purchased Assets, free and clear of all liens, claims, encumbrances and restrictions on transfer of any nature except for those which are specifically identified on
         Schedule 7(f) hereto as being assumed and which specifically relate to the Assumed Liabilities.

                 (g) Seller is not and has not been in violation in any material respect of any law, rule, regulation or order of any court or any federal, state, municipal or other governmental

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         department, commission, board, bureau, agency or instrumentality, wherever located, relating to the Business or the Purchased Assets, including but not limited to environmental, health and safety laws. Seller has not received any notice that it is in violation of any applicable law, rule, regulation, ordinance, restriction, covenant or other governmental requirement in connection with the Business or the Purchased Assets, unless such notice and violation has been duly responded to and fully corrected and is specifically identified on
         Schedule 7(g) hereto. Without limiting the generality of the foregoing, each of Seller and Stockholder has obtained and is and has been in compliance in all material respects with all terms and conditions of all permits, licenses and other authorizations that are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in, all environmental, health and safety laws applicable to the Business or the Purchased Assets.

                 (h) No claims, actions, suits or proceedings are pending or, to Seller's or Stockholder's knowledge, threatened at law or in equity before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, against the Seller or relating to the Business or the Purchased Assets. Schedule 7(h) specifically identifies all claims or charges made against Seller, Stockholder or any employee, independent contractor or representative of Seller since January 1, 1992, including but not limited to claims for injuries or harassment.

                         (i) Seller has delivered to Buyer, the 1995 Balance Sheet, the Seller's balance sheet as of February 29, 1996 and Seller's financial statements as of and for the twelve months ended September 30, 1994 as internally compiled by Seller and as of and for the twelve months ended September 30, 1995 as reviewed by Seller's independent certified public accountants, which are attached hereto as Schedule 7(i)-1 (the 1994 Balance Sheet, the February 29, 1996 balance sheet and such other financial statements are collectively referred to herein as the "Financial Statements"). Except as otherwise disclosed in Schedule 7(i)-2, the Financial Statements have been prepared from and in accordance with the books and records of Seller in accordance with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), are accurate and complete in all material respects and fairly present the financial position and results of operations of the Seller as it relates to the Business at and for the respective dates and periods indicated. On September 30, 1995, Seller had no liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise, not reserved for or reflected on the 1995 Balance Sheet, and Seller has subsequently not incurred any such liabilities other than those incurred in the ordinary course of the Business and of the same nature and general amount as those reflected on the 1995 Balance Sheet.

                 (j) Except as otherwise disclosed in Schedule 7(j), since September 30, 1995, up to and including Closing, there has not been any:

                          (i) transaction or other action by Seller relating to the Business except in the ordinary course of business;

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                          (ii) material and adverse change in the financial condition, liabilities, assets, business or prospects of the Business;

                          (iii) sale, assignment, transfer or abandonment of any trademark, tradename, copyright, license or other intangible asset; nor any sale, assignment, transfer or abandonment of any other asset other than in the ordinary course of business for fair value;

                          (iv) destruction, damage or loss (whether or not insured) of any assets that materially and adversely affect the financial condition, liabilities, assets, business or prospects of the Business;

                          (v) increase in the salary, fees, benefits, or other compensation payable to or to become payable by Seller to any officers, employees or independent contractors of the Business, or the declaration, payment or commitment for the payment by Seller, of a bonus or other additional salary or compensation to any such person other than in the ordinary course of business consistent with past practice;

                          (vi) execution or entering into or amendment or termination of any new or existing, as the case may be, contract, agreement or license that is material to the financial condition, liabilities, assets, business or prospects of the Business;

                          (vii) payment or declaration of any dividend or distribution on or with respect to the capital stock of Seller or any redemption or agreement to redeem any such capital stock, or any loan, distribution or other transfer, or commitment therefor, to Stockholder or any affiliate thereof; or

                          (viii) other event or condition of any character that has, or reasonably could be expected to have, a material and adverse effect on the financial condition, liabilities, assets or prospects of the Business.

                 (k) The Purchased Assets constitute all of the property and assets, real, personal and mixed, tangible and intangible, and all leases, licenses, authorizations, permits, business accounts and agreements necessary to permit Buyer to carry on the Business as presently conducted and such property, assets, leases, licenses, authorizations, permits, business accounts and agreements, are transferable without restriction to Buyer except as specifically identified on Schedule 7(k) hereto. The office space to be leased to Buyer pursuant to the Sublease referred to in Section 9(h) will be sufficient to conduct the Business in the manner presently conducted.

                 (l) All of the equipment, furniture, signs, trade fixtures and other tangible property that are a part of the Purchased Assets, and the real property and improvements used in the Business, are in good operating condition and repair, ordinary wear and tear only

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         excepted.

                 (m) Except as otherwise disclosed in Schedule 7(m), the accounts receivable relating to the Business reflected on the 1995 Balance Sheet and those which have arisen after September 30, 1995 were acquired in the ordinary and regular course of business, arose from valid sales, are free of rights of set-off and are current and collectible, net of reserves, in the ordinary course of business.

                 (n) All of the Inventory is in good and merchantable condition, fit for the purpose for which it was procured, and is not damaged or defective. The parties hereto agree that no adjustment to the Purchase Price shall be made in connection with the representation made under this paragraph (n).

                 (o) No insolvency proceedings of any character including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, are pending or, to the best of Seller's and Stockholder's knowledge, threatened by or with respect to the Seller, the Stockholder, the Business or the Purchased Assets.

                 (p) Schedule 7(p) hereto identifies and describes the responsibilities of each employee, consultant and agent involved or associated with the Business. Seller is in compliance in all material respects with all federal, state, local and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice. Seller is not a party to any collective bargaining or other employee or labor agreement, and, except as otherwise specifically identified on Schedule 7(p), Seller has no written understanding or agreement with any employee, consultant or agent and all employees, consultants and agents of Seller are employed or retained on an at-will basis. None of Seller's employees is represented by any labor union and there is no labor strike or other employee or labor controversy or dispute pending (including, without limitation, any organizational drive), or to Seller's knowledge threatened, which may affect the operations or employees of the Business.

                 (q) Schedule 7(q) hereto identifies and describes all contracts, agreements, leases, commitments, instruments, plans, permits or licenses (written or oral) to which Seller is party or is bound, of the type described below:

                          (i) All contracts, agreements or commitments for the sale by Seller of products or services, or the purchase by Seller of materials, products or services, other than contracts, agreements or commitments involving future payments or receipts of less than $2,500 in the aggregate in any single case or which may be terminated without penalty by Seller without prior notice;

                          (ii) All loan agreements, indentures, guarantees, mortgages, capitalized leases, pledges or conditional sale agreements;

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                          (iii) All contracts, agreements or arrangements pursuant to which Seller has obtained use of university or other school facilities for the conduct of Spirit
                 Camps conducted by Seller, including a complete list of all schools and other facilities where Spirit Camps are being conducted, which list shall designate the length of all arrangements with such facilities and the facilities with which Seller has an exclusive relationship.

                          (iv) All contracts or agreements relating to the lease of real or personal property (whether Seller is lessee, sublessee, lessor or sublessor), including without limitation, leases of office or other facilities and leases of equipment, data processing equipment and vehicles;

                          (v) All contracts, arrangements or commitments under which products or services are provided to Seller by, or by Seller to, the Stockholder, his family members or other affiliated parties; and

                          (vi) All contracts and agreements other than those covered by clauses (i) through (v) above, involving payment or receipt by Seller of more than $2,500 in the aggregate and not terminable without penalty by Seller without prior notice, or which otherwise could materially affect the Business.

       Seller is not in, nor has Seller given or received notice of, any default or facts that, with notice or lapse of time, would constitute a default on the part of any party under any of the contracts, leases, agreements, commitments, instruments, plans or licenses described above.

                 (r) All federal, state, local and foreign tax returns and reports of the Seller required by law to be filed have been duly filed, and all federal, state, local, foreign and any other taxes, assessments, fees and other governmental charges with respect to the employees, properties, assets, income, sales or franchises shown on such returns and reports to be due and payable, or which are otherwise due and payable, have been paid.

                 (s) The Assumed Liabilities reflected in the 1995 Balance Sheet, and those made thereafter which are assumed by Buyer, were incurred or assumed by Seller in the ordinary course of the Business.

                 (t) Schedule 7(t) identifies and describes all of Seller's insurance policies and the claims pending or, to Seller's knowledge, threatened under any of Seller's insurance policies, or any disputes with underwriters.

                 (u) Schedule 7(u) sets forth a list of all bank accounts, borrowing resolutions and deposit boxes maintained by Seller and the persons authorized to effect transactions in such accounts. Neither Seller nor Stockholder has received any notice or has any knowledge to the effect that any bank account maintained by Seller will be unavailable for use by Buyer on or after the Closing.


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
VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 (v) Except as disclosed in Schedule 7(v) hereto, since its formation the Seller (either directly or indirectly through any other person) has not sponsored, established, maintained, contributed to or become obligated under in any respect any pension, retirement, savings, disability, medical, dental, health or life plan or arrangement (including any individual life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation, severance, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, any pension plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any welfare plan as defined in
         Section 3(1) of ERISA ("Welfare Plan")), whether funded, insured or self-funded or whether written or oral.

                 (w) Schedule 7(w) hereto contains a list of all copyrights, trademarks, tradenames, trade secrets and other similar proprietary rights of Seller used in the Business and identifies all United States, state and foreign trademark and tradename applications made by and registrations of Seller including those relating to the "United Spirit Association" mark and any related design or logo. Except as otherwise disclosed in
         Schedule 7(w), Seller has good and
         marketable title, free and clear of all liens, claims, restrictions and encumbrances with respect to all proprietary rights of the Business. None of the copyrights, trademarks or tradenames or other proprietary rights of Seller are invalid or not in compliance with governing legal requirements. Seller has taken all necessary action to protect the proprietary rights necessary or reasonably desirable to conduct the Business. Neither Seller nor Stockholder has received any notice or has any knowledge of any infringement, misappropriation or conflict with respect to the proprietary rights material to the Business (by Seller or Stockholder or by third parties), and Seller has not infringed the rights of any third parties in any material respect.

                 (x) Neither Seller nor Stockholder has engaged or utilized the services of any broker, finder, or similar agent in connection with this Agreement or the transactions contemplated hereby.

                 (y) No representation or warranty made by Seller or Stockholder in this Agreement and no statement in this Agreement or any other document or certificate furnished or to be furnished to Buyer pursuant hereto contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made herein and therein, when taken as a whole, not misleading.

                 (z) The number of summer camp enrollees in Seller's camps during 1995, which number is set forth in Section 5(b) hereof, is true and accurate, and Schedule 7(z) hereto sets forth the procedures used to calculate such number.

         8. Representations and Warranties of Buyer and Parent. Buyer and Parent represent and warrant to Seller and Stockholder that the following are true and correct:

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 (a) Buyer is a corporation, duly organized and existing under the laws of the State of Tennessee, and has all necessary power to own (or hold under lease or license) its properties and assets and to carry on its business as now conducted.

                 (b) Buyer has full power and authority to execute, deliver and perform this Agreement and all other documents and agreements contemplated herein, has taken all action required by law, the organizational documents of Buyer or otherwise, to authorize the execution and delivery of this Agreement, and all other documents and agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby.

                 (c) Buyer is not in violation of any law, rule, regulation or order of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, that would prevent Buyer from consummating the transactions contemplated herein and performing its obligations hereunder. Buyer has not received any notice that it is in violation of any applicable law, rule, regulation, ordinance, restrictions, covenant or other governmental requirement that would prevent Buyer from consummating the transactions contemplated herein and performing its obligations hereunder.

                 (d) No claims, actions, suits or proceedings are pending or, to Buyer's knowledge, threatened at law or in equity before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, against the Buyer that would prevent Buyer from consummating the transactions contemplated herein and performing its obligations hereunder.

                 (e) This Agreement and all other documents and agreements contemplated herein constitute the valid and binding agreements of Buyer, enforceable in accordance with their terms.

                 (f) The execution and delivery of this Agreement and all other documents and agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby will not violate any provision of, or result in the breach of, or accelerate or permit the acceleration of any obligation relating to Buyer's business, or result in the creation of any lien, claim or encumbrance thereon under any applicable law, rule or regulation of any governmental body having jurisdiction, court order, the charter or bylaws of Buyer, any agreement to which Buyer is a party or may be bound (except for the conflict regarding incidental registration rights referred to in the Note and the Conversion and Registration Agreement referenced in and attached to the Note), or any order, judgment or decree applicable to Buyer.

                 (g) Buyer has not engaged or utilized the services of any broker, finder, or similar agent in connection with this Agreement or the transactions contemplated hereby.

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         9.      Covenants of Seller and Stockholder.   Seller and
Stockholder hereby covenant to Buyer as follows:

                 (a) Between the date hereof and the Closing Date, Seller shall give Buyer, and its agents and representatives, reasonable access, during normal business hours, to the Business, the Purchased Assets and all of Seller's employees, books, accounts, records and documents relating to the Business or the Purchased Assets.

                 (b) Between the date hereof and the Closing Date, Seller and Stockholder shall give prompt notice to Buyer, but in no event later than two (2) days after discovery, of any material change to the disclosure contained in the Schedules attached hereto.

                 (c) Between the date hereof and the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practices and in a manner that the representations and warranties contained in Section 7 hereof shall be true and correct on the Closing Date.

                 (d) Between the date hereof and the Closing Date, Seller shall extinguish its liabilities in a manner such that payment will be made first on expenses fundamental to the continuing operations of the Business and the Retained Business (including but not limited to, salaries, rent, phone and utility bills) and second on outstanding accounts payable relating to facilities, meals, conference center, promotional and other charges incurred in connection with the Business. Only after the first two categories of liabilities referred to above are extinguished may Seller pay off other categories of liabilities, provided that any such pay-off shall be approved by Buyer.

                 (e) Between the date hereof and the Closing Date, Seller and Stockholder shall not solicit or request from third Persons any offers to purchase or acquire through any means all or substantially all of the Business, nor participate in any discussions or negotiations related to any offers received from third Persons or any plan of reorganization relating to the Business.

                 (f) Seller and Stockholder shall take all actions necessary to obtain all consents, approvals, amendments and agreements required of them in order to duly and validly carry out the transactions contemplated by this Agreement and to satisfy the conditions precedent herein, including but not limited to obtaining written consents, approvals, amendments and agreements necessary or appropriate under or relating to those agreements, licenses and arrangements identified on Schedule 7(e), Schedule 7(k) and
         Schedule 7(q) hereto.

                 (g) As a material inducement for Buyer to enter into and consummate the transactions contemplated by this Agreement, Seller and Stockholder shall not, for the period set forth below (the "Non-Compete Period"):

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)



                          (i)     Directly or indirectly, on their own
                 behalf, or on behalf of any other person, firm, corporation, trust, or other entity, and whether acting as an officer, director, employee, partner, agent, consultant or otherwise, engage in, or assist in any way, financially or otherwise, any person, firm, corporation, trust or other entity that is engaged, or which proposes to engage, in the Business within the United States or any other place where the Business has been conducted prior to or is conducted or proposed to be conducted on the Closing
                 Date (the "Territory"), provided that the foregoing shall not prohibit activities of USE undertaken in accordance with the terms of the Marketing Agreement attached hereto as Annex E (the "Marketing Agreement") in connection with the Retained Business;

                          (ii) Directly or indirectly solicit, attempt to solicit, or otherwise divert, or attempt to divert, any participant, supplier or customer of the Business for a purpose or with a result that is competitive with the Business, except as permitted by the Marketing Agreement in connection with the Retained Business;

                          (iii) Without the prior written consent of Buyer, employ, engage or contract for the services of any person who is employed by Buyer on the Closing Date, unless the employment of such person is thereafter terminated without cause by Buyer or unless such employment, engagement or contracting, as the case may be, is undertaken in accordance with the terms of the Marketing Agreement in connection with the Retained Business;

                          (iv)    Knowingly or intentionally damage or
                 destroy the goodwill of the Business with its suppliers, employees, patrons, customers and others who may at any time have or have had relations with the Business;

                          (v) Encourage, recommend, or approve the use at any time of the services of any competitor of the Business within the Territory provided that the foregoing shall not prohibit activities of USE undertaken in accordance with the terms of the Marketing Agreement in connection with the Retained Business; or

                          (vi) Except as may be necessary to enforce rights under this Agreement, reveal to any third person any difference of opinion between Stockholder and the management of the Business.

                                  The Non-Compete Period shall be five (5)
         years from the Closing Date in the case of the Seller and Stockholder.

                                  If any court of competent jurisdiction
         shall finally hold that the time, territory or any other provision set forth in this Section 9(g) constitutes an unreasonable restriction, such provision of this Section 9(g) shall not be rendered void, but shall apply as to such time, territory or to such other extent as such court may determine constitutes a reasonable restriction under the circumstances involved. Seller and Stockholder

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)


         acknowledge that the restrictions contained in this Section 9(g) are reasonable and necessary to protect the legitimate interests of Buyer and that any breach by Seller or Stockholder of any provision hereof will result in irreparable injury to Buyer. Seller and Stockholder acknowledge that Buyer shall be entitled to preliminary and permanent injunctive relief in any action seeking to enforce the provisions of this Section 9(g). Seller and Stockholder acknowledge that Buyer shall be entitled to an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate.

                                  The provisions of this Section 9(g)
         shall automatically terminate if: (i) Buyer and its affiliates discontinue operation of the Business, or (ii) Buyer is in material default of any of its obligations hereunder or under the Term Note.

                 (h) The real properties necessary for and used by the Seller in the operation of the Business are identified and described in Schedule 9(h) hereto (the "Properties"). At the Closing, Seller shall enter into a sublease with Buyer on the principal terms set forth in and in substantially the form attached hereto as Annex
         F (the "Sublease"), which Sublease shall contain appropriate environmental representations by Seller.

                 (i) Stockholder shall enter into a Services Agreement with Buyer or an Affiliate of Buyer in the form attached hereto as Annex G-1, and Seller and Stockholder shall use their reasonable efforts to cause Bobbi Brodt, Mary Sparacino, Douglas Olmstead, Paul Marks, James Sanford, Kari Cuatero and Marci Papadopoulos, all of whom are employees of Seller, to enter into Employment Agreements with Buyer or an Affiliate of Buyer in the forms attached hereto as Annex G-2 through G-3, respectively (collectively, the "Employment Agreements").

                 (j) Between the date hereof and the third anniversary of the Closing Date, upon any request of Buyer during such period Seller and Stockholder shall promptly and fully cooperate with Buyer, and shall cause Seller's independent public accountants to so cooperate with Buyer at Buyer's expense, in connection with the preparation of financial statements and related schedules and reports required in the judgment of Buyer to be prepared by Buyer, including but not limited to Buyer's audited annual financial statements, unaudited quarterly financial statements and other financial and statistical information required to be filed by Buyer with the Securities and Exchange Commission.

                 (k) Between the date hereof and the first anniversary of the Closing Date, upon any request of Buyer during such period Seller and Stockholder shall promptly take such actions as may be requested by Buyer that Buyer reasonably determines are necessary or appropriate to transfer and perfect in Buyer on or after the Closing Date undisputed rights to the name "United Spirit Association" (and all variations and expansions thereof) and all other proprietary information or intellectual property relating to the Business, which actions may include but are not limited to those necessary to assign Seller's rights to the name "United Spirit Association", to enable Buyer, at its expense, to register the mark "United

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         Spirit Association" and any related designs or logos under United States, state and foreign trademark laws and to change the corporate name of Seller so as to not include or otherwise make use of the name "United Special Events"; Seller and Stockholder further agree to cooperate with Buyer during the above referenced period in discharging any dispute or conflict that may arise with regard to the name "United Spirit Association" and other intellectual property relating to the Business.

                 (l) Between the date hereof and the third anniversary of the Closing Date, upon any request of Buyer during such period Seller and Stockholder shall cooperate with and take such actions necessary for Buyer to obtain all consents to the assignment of, and all rights and benefits under, any contract or agreement constituting part of the Purchased Assets and during that period Seller and Stockholder shall not take and shall refrain from taking any action (including any action that would result in the discontinuance of Seller's corporate existence) that could reasonably be expected to adversely affect any rights or benefits under any such contract.

                 (m) Seller and Stockholder shall maintain adequate and appropriate insurance coverage for any and all claims that have been made to date, or may be made in the future, relating to the operation of the Business prior to the Closing Date.

                 (n) Between the date hereof and the Closing Date, Seller and Stockholder shall take all action necessary to extinguish any rights or options to purchase or otherwise obtain Seller's stock held by the individuals listed on Schedule 7(a) provided that any cost or payments associated with any such extinguishment shall be borne entirely by Stockholder.

         10. Covenants of Buyer and Parent. Buyer and Parent hereby covenant to Seller and Stockholder as follows:

                 (a) Buyer and Parent shall operate the cheerleader and spirit group camps that are part of the Business and that are conducted by Buyer during the summer of 1996 in a manner consistent with the manner in which such camps were operated by Seller during the summer of 1995, provided that the foregoing shall not prohibit or restrict Buyer from making operational changes that could not reasonably be expected to adversely affect camp enrollment.

                 (b) If for any reason this Agreement shall be terminated before Closing, between the date of such termination and 180 days after such date, neither Buyer nor Parent shall solicit or otherwise attempt to retain the services of any employee of Seller.

         11. Conditions Precedent to the Obligations of Seller and Stockholder. All obligations of Seller and Stockholder under this Agreement are subject to the performance, at or prior to Closing, of the following conditions, unless expressly waived in writing by Seller or Stockholder at or prior to Closing:

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 (a) All of the representations and warranties made by Buyer shall be true and correct as of the date of this Agreement and shall be true and correct at the Closing Date as if made again at and as of the Closing.

                 (b) All of the covenants undertaken herein by Buyer shall be satisfied to the extent required hereunder to be satisfied on the Closing Date.

                 (c) No action or proceeding shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be in existence against Seller, Stockholder or Buyer which seeks to, or would, render it unlawful as of the Closing Date to effect the transactions contemplated hereby.

                 (d) All consents, approvals, amendments and agreements required to duly and validly carry out the transactions contemplated by this Agreement shall have been obtained, including but not limited to those arising under or relating to the agreements, licenses and arrangements identified on Schedule 7(e), Schedule 7(k) and Schedule 7(q) hereto.

                 (e) Buyer and Parent shall have duly executed and delivered to Seller an assumption of the Assumed Liabilities and such other closing documents, instruments and certificates as shall have been reasonably and customarily requested by Seller and Stockholder, and shall have otherwise paid the Purchase Price as herein provided.

                 (f) The Sublease shall have been duly executed and delivered by Buyer.

                 (g) Parent shall have executed and delivered to Seller and Stockholder a Marketing Agreement in the form attached hereto as Annex E.

                 (h) Seller shall have received an opinion of Buyer's counsel, in form and substance satisfactory to Seller.

                 (i) There shall have been no material adverse change in the financial condition or results of operations of Parent.

                 (j) Parent shall have in place an effective Resale Certificate for the State of California and shall provide a copy of such Certificate to Seller.

                 (k) Buyer and Seller shall have agreed on the assets to be treated as Excluded Assets under Section 2 of this Agreement and on the liabilities to be treated as Assumed Liabilities under
         Section 3 of this Agreement.

         12.     Conditions Precedent to the Obligations of Buyer and
Parent. All obligations of Buyer and Parent under this Agreement are subject to the performance, at or prior to Closing, of the following conditions, unless expressly waived in writing by Buyer at or prior to Closing:

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 (a) All of the representations and warranties made by Seller and Stockholder shall be true and correct as of the date of this Agreement and shall be true and correct at the Closing Date as if made again at and as of the Closing.

                 (b) All of the covenants undertaken herein by Seller and Stockholder shall be satisfied to the extent required hereunder to be satisfied on the Closing Date.

                 (c) No action or proceeding shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be in existence against Seller, Stockholder or Buyer which seeks to, or would, render it unlawful as of the Closing Date to effect the transactions contemplated hereby.

                 (d) All consents, approvals, amendments and agreements required to duly and validly carry out the transactions contemplated by this Agreement shall have been obtained.

                 (e) The Seller and Stockholder shall have duly executed and delivered to Buyer all documents and instruments necessary or desirable to transfer the Purchased Assets to Buyer and such other closing documents, instruments and certificates as shall have been reasonably and customarily requested by Buyer.

                 (f) Buyer shall have received an opinion of Seller's counsel, in form and substance satisfactory to Buyer.

                 (g) Buyer shall have received satisfactory evidence of the preparation for filing by Seller immediately after the Closing Date of documents changing Seller's corporate name to a name not including the phrase "United Special Events" or "United Spirit Association" or any other phrase not consented to by Buyer.

                 (h) Buyer shall have received UCC termination statements and other applicable documentation necessary to release any interest of any third party in the Purchased Assets, to the extent not relating to or arising from the Assumed Liabilities.

                 (i) The Sublease shall have been duly executed by Seller and delivered to Buyer.

                 (j) The Services Agreement shall have been duly executed by Olmstead and the Employment Agreements shall have been duly executed by Bobbi Brodt, Mary Sparacino, Douglas Olmstead, Paul Marks, James Sanford, Kari Cuatero and Marci Papadopoulos, and all such agreements shall have been delivered to Buyer or an Affiliate of Buyer.

                 (k) Seller shall have executed contracts entitling the Business to continued use of college, university and other facilities suitable to conduct the cheerleader, spirit group and special event activities of the Business, which contracts are satisfactory to Buyer and assignable to Buyer.

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 (l) Seller and Stockholder shall have executed and delivered to Buyer a Marketing Agreement in the form attached hereto as Annex E.

                 (m) Buyer and its independent certified public accountants shall have completed to Buyer's satisfaction (i) a review of Seller's books and records as of and for the twelve months ended September 30, 1995, provided that if Buyer or its representative has not delivered written notice to Seller of the unsatisfactory review of Seller's books and records on or before May 9, 1996 then the condition to Closing of this Section 12(m)(i) shall be deemed to be irrevocably waived by Buyer, and (ii) such review of Seller's operations subsequent to that date as Buyer or its independent certified public accountant may deem necessary to verify that the Business has been conducted in the ordinary course.

                 (n) Buyer shall have received satisfactory evidence that Seller has substantially complied with the terms of Section 9(d).

                 (o) Buyer shall have received satisfactory evidence that Seller and Stockholder have in place adequate and appropriate insurance coverage for any and all claims that have been made to date, or may be made in the future, relating to the operation of the Business prior to the Closing Date.

                 (p) No individual or entity shall retain any rights or options to purchase or otherwise obtain Seller's stock.

                 (q) Buyer and Seller shall have agreed on the assets to be treated as Excluded Assets under Section 2 of this Agreement and on the liabilities to be treated as Assumed Liabilities under
         Section 3 of this Agreement.

                 (r) Seller shall have entered into a binding agreement, freely assignable or assigned to Buyer, satisfactory to Buyer in its discretion that will entitle Buyer to the use of the Fransisco Torres facilities used and to be used in the Business for the operation of Spirit Camps, which agreement shall also permit
         Buyer to operate other Spirit Camps in the general vicinity of the Francisco Torres facilities.

         13.     Indemnification; Set-Off Rights.

                 (a) Seller and Stockholder, jointly and severally, shall indemnify, defend and hold Buyer harmless from and against any and all losses, liabilities and expenses, including reasonable attorneys' fees and other costs ("Claim(s)"), arising out of:

                          (i) the assertion against Buyer or Parent by any third party of any liability of Seller or Stockholder (including any liabilities arising due to failure to comply with any applicable Bulk Sales laws) other than the Assumed Liabilities;

                          (ii) the breach of or any inaccuracy in any representation, warranty or

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 covenant of Seller or Stockholder; or

                          (iii) any violation of, or obligation imposed by, any federal, state, local or foreign law or regulation which results from or is caused by, or which is alleged to have resulted from or been caused by, any activity, event, condition or occurrence prior to the Closing Date (a) conducted by Seller or Stockholder, (b) related to the operation of Business, or (c) related to the ownership of the Purchased Assets prior to the Closing Date, including without limitation any liability or obligation arising under any environmental, health or safety law applicable to the Business or the Purchased Assets.

                 Notwithstanding the foregoing provisions of this paragraph
         (a), Buyer or Parent shall not be entitled to make any Claim for indemnification under this Agreement until the aggregate amount of indemnification Claims of Buyer and Parent under this Agreement total $10,000, at which time Buyer and Parent shall have the right to claim indemnification for all Claims for which one or both of them are otherwise entitled to indemnification under this Agreement.

                 (b) Buyer and Parent shall indemnify, defend and hold Seller and Stockholder harmless from and against any and all losses, liabilities and expenses, including reasonable attorneys' fees and other costs ("Claim(s)"), arising out of:

                          (i) the assertion against Seller or Stockholder of any liability relating to the Assumed Liabilities;

                          (ii) the breach of or any inaccuracy in any representation, warranty or covenant of Buyer; or

                          (iii) any liability or obligation of Buyer or Parent relating to Buyer's operation of the Business from and after the Closing Date.

                 Notwithstanding the foregoing provisions of this paragraph
         (b), Seller and Stockholder shall not be entitled to make any Claim for indemnification under this Agreement until the aggregate amount of indemnification Claims of Seller and Stockholder under this Agreement total $10,000, at which time Seller and Stockholder shall have the right to claim indemnification for all Claims for which it is otherwise entitled to indemnification under this Agreement.

                 (c) The representations and warranties of the parties herein shall survive the Closing for three (3) years, except for
         Section 7(r) which shall survive for the applicable statute of limitations.

                 (d) The fact that any party has been given the opportunity to investigate the accuracy of any representation or warranty hereunder shall not affect such party's right to

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         indemnification for a breach of such representation or warranty.

                 (e) In the event that Seller or Stockholder, or both of them, become liable or obligated to Buyer or Parent under the indemnification provisions contained in this Section 13, Buyer and Parent shall have the right, subject to the procedures set forth in paragraph (f) of this Section 13, in addition to any other rights or remedies available to them, to set-off the amount of any Claim arising hereunder against the outstanding principal amount of the Note described in Section 5(b).

                 (f) No party shall be liable for any Claim for indemnification under this Section unless written notice of a Claim for indemnification is delivered by the person seeking indemnification to the person from whom indemnification is sought within thirty (30) days following the third anniversary of the Closing Date. All notices given pursuant to this Section shall set forth with reasonable specificity the basis for the Claim for indemnification.

                 Promptly after the assertion by any third party of any claim (a "Third Party Claim") against any person entitled to indemnification under this Section 13 ("Indemnitee") that results or may result in any Claim for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall give reasonable notice to the parties from whom such indemnification could be sought (the "Indemnitors") of such Third Party Claim. Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Claim by the Indemnitee unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such Third Party Claim as provided in the preceding sentence, to assume in writing the defense of such Third Party Claim, (ii) the Indemnitor has retained legal counsel satisfactory to Indemnitee and (iii) the defense of such Claim by Indemnitor and its counsel is reasonably satisfactory to Indemnitee.

                 Promptly after the date upon which Buyer or Parent has actual knowledge of any fact or circumstance that results or may result in the incurrence by Buyer or Parent of any Claim for which Buyer or Parent would be entitled to indemnification pursuant to this Agreement, Buyer shall give reasonable written notice to Seller and Stockholder thereof. Thereafter, Buyer shall be entitled, pursuant to paragraph (e) of this Section 13, to set-off the amount of any Claim arising hereunder against the outstanding principal amount of the Note described in Section 5(b). Such reduction shall be executed in a manner consistent with the terms of the Note. In the event that it shall ultimately be determined that neither Buyer nor Parent is entitled to indemnification for the Claim or Claims pursuant to which they have exercised their right to set-off, the outstanding principal amount of the Note shall be increased by the amount of such reduction and paid according to the terms of the Note. The parties hereto agree that disputes concerning any set-off made by Buyer or Parent shall be subject to the arbitration provisions of Section 25 hereof.

         14.     Further Assurances; Survival.   At and after the Closing, the
         parties hereto will,

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

without further consideration, execute and deliver such further documents and take such other actions as may be necessary or desirable to consummate and perfect the transactions contemplated hereby. The Buyer, Seller and Stockholder each agree to furnish each other and the Internal Revenue Service with such applicable information as may be required under Section 1060 of the Internal Revenue Code of 1986, as amended, and to cooperate in the completion and timely filing of IRS Form 8594 (Asset Acquisition Statement), which shall be substantially in the form of Annex H hereto, together with such changes or additions to, or deletions from, such form as the parties may agree. After the Closing, Seller and Stockholder agree to make the Records (or copies thereof) reasonably available to Buyer as Buyer may reasonably require for tax, accounting or other business purposes and Buyer, Seller and Stockholder agree to cooperate in the completion and timely filing of any additional or supplemental filings on IRS Form 8594.

         15. Risk of Loss. At Closing, the Purchased Assets shall be delivered to Buyer in the same condition as at the commencement of the Business on the date of this Agreement, except for ordinary use and wear thereof, changes occurring in the ordinary course of the Business between the date of this Agreement and the Closing Date (none of which shall be materially adverse), and damage or loss from causes beyond the reasonable power and control of Seller and the Stockholder; provided, however, that if on the Closing Date the tangible property to be sold hereunder shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion or any other cause or event to an extent that substantially affects the value of the Purchased Assets, Buyer shall have the right at its election to complete the purchase, in which event it shall be entitled to all insurance proceeds collectible by reason of such loss or damage, or if it does not so elect, it shall have the right, which shall be in lieu of any other right or remedy whatsoever, to terminate this Agreement. In the latter event, all parties shall be released from any obligations or liabilities hereunder.

         16. Notices. Any notice, consent, waiver, or other communication that is required or permitted hereunder shall be sufficient if it is in writing, signed by or on behalf of the party giving such notice, consent, waiver or other communication, and delivered by both facsimile and either personally or by Federal Express or similar overnight courier, postage prepaid, to the addresses set forth below, or to such other addressee or address as shall be set forth in a notice given in the same manner:


                 If to Seller or Stockholder:

                 Mr. Michael J. Olmstead
                 521 E. Weddell Drive
                 Suite 110
                 Sunnyvale, California 94089
                 Facsimile:  408-734-4415

                 With a copy to:

                 Ferrari, Olsen, Ottoboni & Bebb

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

                 333 West Santa Clara Street, Suite 700
                 San Jose, California  95113
                 Facsimile:  408-280-0151
                 Attention:  Richard S. Bebb

                 If to Buyer or Parent:

                 Varsity USA, Inc.
                 c/o Varsity Spirit Corporation
                 2525 Horizon Lake
                 Memphis, Tennessee  38133
                 Facsimile:  901-387-4356
                 Attention:  Jeffrey G. Webb and
                             John M. Nichols

                 With a copy to:

                 Gardner, Carton & Douglas
                 321 North Clark Street
                 Suite 3300
                 Chicago, Illinois  60610
                 Facsimile:  312-644-3381
                 Attention:  Glenn W. Reed and
                             Edgar F. Heizer, III

Any such notice shall be deemed to have been given upon delivery if delivered personally, or three (3) days after it has been provided to Federal Express or a similar overnight courier for delivery thereby.

         17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         18. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. No party, without the consent of all other parties, may assign its rights or obligations under or related to this Agreement whether voluntarily, involuntarily, by operation of law, transfer of the capital stock or assets of Seller or otherwise, except that Buyer may, without any consent, either prior to, at or after the Closing assign its rights and obligations under or related to this Agreement to any affiliated entity of Buyer, but no such assignment by Buyer shall relieve Buyer of its obligations hereunder. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give any person, other than the Buyer, the Seller, the Stockholder and their respective heirs, legal representatives or successors and assigns any rights or remedies under or by reason of this Agreement.

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         19. Scope of Agreement. This Agreement and the other documents and instrument's referred to herein embodies the entire agreement and understanding of the parties hereto.

         20. Amendment. No alteration, modification or change in this Agreement shall be valid unless executed in writing by all of the parties hereto.

         21. Counterparts. This Agreement may be executed in two (2) or more counterparts, but all of which together shall constitute one and the same instrument.

         22. Section Headings. The Section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions hereof.

         23.     Expenses.   Stockholder shall pay its and Seller's expenses,
including, without limitation, the expenses of its and Seller's legal counsel and its and Seller's accountants, incurred in connection with the consummation of the transactions contemplated by this Agreement. Buyer shall pay its own expenses, including, without limitation, the expenses of its own legal counsel and its own accountants, incurred in connection with the consummation of the transactions contemplated by this Agreement. In the event Seller has paid any such expenses prior to the date hereof or the Closing Date from sources included in the Purchased Assets, the full amount of all such payments shall reduce the Purchase Price determined under
Section 4 hereof in a corresponding amount.

         24. Public Announcements. No party shall publicly disclose this Agreement or any dealings between and among the parties in connection with the subject matter hereof without the prior approval of the other party, except as may be required by law.

         25. Arbitration. With the exception of injunctive and other equitable relief that might be obtained for any violation of the non-competition or other provisions of this Agreement, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, shall be settled by binding arbitration in Santa Clara County, California by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of California for this purpose.

         26. Preparation of Documents. This Agreement is the joint work product of the parties hereto and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

VARSITY SPIRIT CORPORATION
EXHIBIT 10(A)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

BUYER:                                              SELLER:

VARSITY USA, INC.                                   UNITED SPECIAL EVENTS, INC.

By:  /s/ JEFFREY G. WEBB                            By:  /s/ MICHAEL J. OLMSTEAD
     -------------------                                 -----------------------
Jeffrey G. Webb                                     Michael J. Olmstead
Its: President                                      Its: President



PARENT:                                             STOCKHOLDER:

VARSITY SPIRIT CORPORATION                          MICHAEL J. OLMSTEAD

By: /s/ JEFFREY G. WEBB                             /s/ MICHAEL J. OLMSTEAD
    -------------------                             -----------------------
Jeffrey G. Webb
Its: President